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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 7, 2006

Maidenform Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32568	06-1724014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

154 Avenue E Bayonne, NJ 07002
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code	(201) 436-9200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 7, 2006, by the unanimous written consent of the board of directors of Maidenform Brands, Inc. (the “Company”), Harold F. Compton was elected to the board of directors (the “Board”) of the Company to fill a vacancy that has existed since December 31, 2005 created by the resignation of Mr. Scott Graves. Mr. Compton was also elected to serve on the Audit Committee of the Board and on the Compensation Committee of the Board.

There are no arrangements or understandings between Mr. Compton and any other persons pursuant to which Mr. Compton was selected as a director of the Company. Upon his election as a director of the Company, Mr. Compton was granted non-qualified stock options to purchase 36,574 shares of the Company’s common stock at an exercise price of $11.17 per share pursuant to the Maidenform Brands, Inc. 2005 Stock Incentive Plan (the “Option Grant”). The Option Grant vests in three equal annual installments and has a term of seven years. Other than the Option Grant, there were no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Compton had, or will have, a direct or indirect material interest.

On April 11, 2006, the Company issued a press release announcing Mr. Compton’s appointment to the Board, which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Separately, on April 7, 2006, Bennett Rosenthal notified the Board that he did not intend to stand for re-election to the Board at its 2006 Annual Meeting of Stockholders. Mr. Rosenthal has served as a director of the Company since May 2004. Mr. Rosenthal’s decision not to stand for re-election to the Board did not involve any disagreement with the Company.

The Company expects to reduce the size of the Board to seven immediately prior to the 2006 Annual Meeting of Stockholders. As a result, a majority of the Board will then consist of a majority of directors who qualify as “independent” according to the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits:

99.1	Press Release entitled “Maidenform Brands Inc. Appoints Harold Compton to Board of Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIDENFORM BRANDS, INC.

Date: April 11, 2006	By:	/s/ Dorvin D. Lively
Name: Dorvin D. Lively
Title: Chief Financial Officer

 EXHIBIT INDEX

Exhibit

99.1	Press Release entitled “Maidenform Brands Inc. Appoints Harold Compton to Board of Directors”